Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Pre-Effective Amendment No. 6 to Registration Statement (File No. 333-283546) on Form F-1 of our report dated June 2, 2025 with respect to the audited consolidated financial statements of GATES GROUP Inc. for the years ended December 31, 2024 and 2023.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Tokyo, Japan
July 22, 2025